Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Says GAO Report on Interagency Contracting Fails
to Acknowledge Urgent Impact of Wartime Circumstances on
Contracting Practices
Report Disregards Critical Value of Gaining Timely Intelligence
in Saving Human Lives and National Security

Arlington, Va., May 2, 2005 - CACI International Inc (NYSE: CAI) announced today its position regarding the U.S. Government Accountability Office's (GAO) recent report on "Interagency Contracting." The company believes that the GAO failed to fully acknowledge the impact of the urgent, wartime and combat-related circumstances upon the contracting practices used by the Army and Department of the Interior ("DOI") in awarding work to CACI in Iraq in August 2003. CACI notes that it provided interrogation services only in Iraq. The company does not and never has provided any interrogators in either Afghanistan or Guantanamo Bay, Cuba.

In reviewing the GAO report, the company fully recognizes that government administrative and contracting procedures were in some aspects flawed. The company will continue to work with government officials to enhance and improve the process. The GAO report on Interagency Contracting: Problems with DOD's and Interior's Orders to Support Military Operations, GAO-05-201, was published April, 2005. However, instead of focusing solely on administrative deficiencies that may have occurred in the process, the company encourages the government to take a broader view. A valuable opportunity exists to provide enhanced contracting procedures for in-theater wartime use. The company recommends that the government emphasize and examine the need for 'special, quick response and fast follow through' contracting and management procedures for in-theater, wartime and combat-related situations. To the extent that such quick response procedures exist today, CACI urges their incorporation into government and military training and orientation efforts for deploying personnel.

For over 40 years, CACI has been in contract service to numerous agencies of the U.S. government and the Department of Defense. The company is proud of its long-standing record of quality service, and its unblemished reputation as a dependable, responsible and responsive government contractor.

Further, CACI believes it acted responsibly and in good faith in accepting and performing the delivery orders for intelligence support services in Iraq, particularly given the exigent and intense wartime circumstances. The company believes that the GAO report does not capture the urgent impact that the conditions "on-scene" had on both the government and contractor. The Army found itself with an immediate need for intelligence support services, including interrogation support services, which it could not fill internally at the time. The lives of military and civilian personnel were at stake. This requirement dilemma was compounded by the fact that the Army's local, in-country contracting personnel were focused on urgently needed basic necessities (food, water, sanitation, etc.) and sought to acquire the intelligence support services as efficiently and quickly as possible.

In sharp contract to GAO's position regarding work administered under the contracts, Vice Admiral Albert T. Church III, in Senate testimony on March 10, 2005, noted the valued and diligent service of civilian interrogators provided by CACI and other private contractors. In a report on interrogation practices requested by the Secretary of Defense, Admiral Church made clear that civilian interrogation services made a significant contribution to U.S. intelligence efforts and are essential to the war against terrorism. As one senior military official noted in the report: "interrogation operations in Afghanistan, Iraq and Guantanamo cannot be reasonably accomplished without contractor support."

Dr. J.P. (Jack) London, CACI Chairman, President, and CEO, said, "We regret that the GAO report fails to recognize the life-threatening urgency of combat operations in Iraq." London continued, "The report just doesn't convey the wartime intensity and the immediate sense of urgency that existed in-theater when these orders were put in place in August 2003." London emphasized, "The U.S. Army wanted to provide American soldiers and coalition troops with intelligence information they needed to win the war in Iraq with the fewest possible casualties, military and civilian. CACI acted in complete good faith and provided its best efforts in honoring the Army's urgent request for help. We refused to let down our U.S. Army customers in a time of real need. We clearly did the right thing to support our troops and our customers. We proudly stand by our decision to support the U.S. Army."

"We are also tremendously proud of every CACI employee who is supporting U.S. efforts in Iraq and elsewhere to fight terror and spread freedom," London added, " We note that CACI people in Iraq - and they are all U.S. citizens - have remained on duty, braved danger, and conducted themselves with the highest integrity in support of our country. We believe our U.S. Army customers share this view of our people and their work in Iraq."

CACI's full response to the GAO Report is published on its website at www.caci.com.

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,500 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of the appeal of CACI International Inc ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees(particularly those with security clearances); material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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For investor information contact: David Dragics, Vice President, Investor Relations (703) 841-7835, ddragics@caci.com	For other information contact: Jody Brown, Executive Vice President, Public Relations (703) 841-7801, jbrown@caci.com